EXHIBIT A
TWL
CORPORATION
TWL CORPORATION
COMMON STOCK SUBSCRIPTION AGREEMENT
Restricted Common Stock at $0.03 per Share
Participant's Initials
Common Stock Subscription Agreement TWL Corporation
Exhibit A-I



COMMON STOCK SUBSCRIPTION AGREEMENT
SUBSCRiPTION AGREEMENT (this "Agreement" or "Subscription") is made as of the last date set forth on the signature page hereof between TWL Corporation, a Utah corporation (the
"Company"), and the undersigned (the "Participant").

W IT NE S S ET H:
WHEREAS, the Company is conducting a private offering (the "Offering") for sale of the shares of its common stock (the "Offered Shares") to persons who qualify as "accredited investors", as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). The Company is offering up to 100,000,000 shares (the "Offered Shares") of its common stock, no par value per share (the "Common Stock"), on a "best efforts" basis with no prescribed minimum for up to a maximum of $3,000,000, with an option exercisable by the Company in its sole discretion to offer up to an additional 100,000,000 Offered Shares for up to an additional $3,000,000, through its Placement Agent, Chadbourn Securities, Inc. ("Chadbourn"), also on a "best efforts" basis with no prescribed minimum, for an aggregate maximum Offering total of up to $6,000,000. See "Summary of the Offering" in the Confidential Placement Memorandum to which this Agreement is attached as Exhibit A (such memorandum, together with all amendments thereof and supplements and exhibits thereto, the "Memorandum");

WHEREAS, the price of the Offered Shares will be Three Cents ($0.03) per Offered Share; WHEREAS, the Offering shall continue until the earlier to occur of (i) the sale of all of the Offered Shares; or (ii) July 7, 2007 (the "Offering Period"); provided, however, that the Company may extend the Offering for an additional ninety (90) days thereafter in its sole discretion; WHEREAS, the minimum subscription is for US$50,000 (the "Minimum Subscription"), although the Company reserves the right to accept subscriptions for less than US$50,000; WHEREAS, the Company may conduct one or more subsequent closings at any time following receipt of the initial subscription, and/or extend the Closing Date by an additional 90 days, at the Company"s discretion. The Company may accept or reject subscriptions in its discretion for any reason; and WHEREAS, the Participant desires to purchase that number of Offered Shares set forth on the signature page hereof on the terms and conditions hereinafter set forth. NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows

1. Subscription:
(a) The undersigned Participant hereby irrevocably subscribes for and agrees to purchase from the Company such number of Offered Shares of restricted Common Stock of the Company at a purchase price per Offered Share equal to $0.03 (the "Offering Price"), in accordance with the terms and conditions of this Agreement and the Memorandum.

(b) Before this Subscription is considered, the Participant must complete, execute and deliver to the Company the following:
(i) This Common Stock Subscription Agreement; ___________ Common Stock Subscription Agreement
Participant's Initials Exhibit A-2 TWL Corporation

(ii) The Registration Rights Agreement, attached to the Memorandum as Exhibit B (the "Rights Agreement");
(iii) The Certificate of Accredited Investor Status, attached hereto as Annex A and
(iv) The Participant's check in the amount of $350,000 in exchange for 11,666,667 Offered Shares purchased, or wire transfer sent according to the Company"s instructions set forth hereto in Annex B.

(c) This Subscription is irrevocable by the Participant.

(d) This Subscription is not transferable or assignable by the Participant.

(e) This Subscription may be rejected in whole or in part by the Company in its sole discretion. In the event this Subscription is rejected by the Company, all funds and documents tendered by the Participant shall be returned.

(f) The Company's placement agent, Chadbourn Securities, inc., and/or other advisors, placement agents, broker dealers andlor finders (collectively the "Placement Agent") shall receive (x) an aggregate advisory fee equal to 8.0% of the proceeds raised in this Offering from investors introduced to the Company by Placement Agent, (y) an unallocated expense reimbursement of 2.0% of the proceeds raised in this Offering from investors introduced to the Company by Placement
Agent, and (z) warrants equal to 10% of the number and type of shares sold in this Offering from investors introduced to the Company by Placement Agent, exercisable at the Offering Price. The Company has also agreed to indenmify the Placement Agent against certain civil liabilities, including liabilities under the Securities Act. The Placement Agent has agreed to offer the Offered Shares on a "best efforts" basis.

(g) This Offering, as defined in the Memorandum, is scheduled to remain open until the earlier to occur of (i) the sale of all of the Offered Shares; or (ii) July 7, 2007 (the "Closing Date"); provided, however, that the Company, at its sole election, may extend this Offering up to an additional ninety (90) days. The target Offering is for up to 100,000,000 shares of common stock for an aggregate raise of $3,000,000, and the Company, at its option, may offer up to an additional 100,000,000 shares of common stock for a total maximum aggregate raise of $6,000,000; however, this Offering has no prescribed minimum amount and the Company may accept smaller amounts from participants or have multiple closings of this Offering.

(h) Until the registration statement contemplated by the Rights Agreement is declared effective, Participant hereby agrees not to, and will cause its affiliates not to, enter into any "put equivalent position" as such term is defined in Rule 16a-l under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or short sale position with respect to the Company's securities.

(i) The purchase price is payable by check to the Company"s address set forth in Section 5 or via a wire transfer instructions set forth in Annex B annexed hereto.

2. Representations by Participant. In consideration of the Company's acceptance of the Subscription, Participant makes the following representations and warranties to the Company and to its principals, jointly and severally, which warranties and representations shall survive any acceptance of the Subscription by the Company:

___________ Common Stock Subscription Agreement
Participant's Initials Exhibit A-3 TWL Corporation

(a) Prior to the time of purchase of any Offered Shares, Participant received a copy of the Memorandum, Participant has carefUlly reviewed this Agreement, the Memorandum, including all exhibits thereto, all reports, schedules, forms statements and other documents required to be filed thereunder and the Company's filings with the Securities and Exchange Commission (the foregoing materials, together with the Agreement and the Memorandum, and any documents which may have been made available upon request as reflected therein, collectively referred to as the "Public Information"). Participant has had the opportunity to ask questions and receive any additional information from persons acting on behalf of the Company to verify Participant"s understanding of the terms thereof and of the Company's business and status thereof. Participant acknowledges that no officer, director, broker-dealer, placement agent, finder or other person affiliated with the Company has given Participant any information or made any representations, oral or written, other than as provided in the Memorandum and the Public Information, on which Participant has relied upon in deciding to invest in the Offered Shares, including without limitation, any information with respect to future operations of the Company or the economic returns which may accrue as a result of the purchase of the Offered Shares.

(b) Participant acknowledges that Participant has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the Offered Shares.

(c) The Offered Shares are being purchased for Participant's own account for long-term investment and not with a view to immediately re-sell the Offered Shares. No other person or entity will have any direct or indirect beneficial interest in, or right to, the Offered Shares. Participant or its agents or investment advisors have such knowledge and experience in financial and business matters that will enable Participant to utilize the information made available to it in connection with the purchase of the Offered Shares to evaluate the merits and risks thereof and to make an informed investment decision,

(d) The Participant hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the "SEC") nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Regulation D. Participant acknowledges that the Offered Shares have not been registered under the Securities Act or qualified under the under the securities laws of any state or other jurisdiction or any other regulatory authority, or any other applicable blue sky laws, in reliance, in part, on Participant"s representations, warranties and agreements made herein.

(e) Other than the rights specifically set forth in this Subscription and the Rights Agreement, Participant represents, warrants and agrees that the Company and the officers of the Company (the "Company's Officers") are under no obligation to register or qualify the Offered Shares under the Securities Act or under any state securities law, or to assist the undersigned in complying with any exemption from registration and qualification.

(f)Participant represents that Participant meets the criteria for participation because: (i) Participant has a preexisting personal or business relationship with the Company or one or more of its partners, officers, directors or controlling persons; or (ii) by reason of Participant"s business or financial experience, or by reason of the business or financial experience of its financial advisors who are unaffiliated with, and are not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, Participant is capable of evaluating the risk and merits of an investment in the Offered Shares and of protecting its own interests.

(g) Participant represents that Participant is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act as indicated by the Participant's responses to the

Common Stock Subscription Agreement
Participant's Initials Exhibit A-4 TWL Corporation

questions contained in the Certificate of Accredited Investor Status attached hereto as Annex A, and that the Participant is able to bear the economic risk of an investment in the Offered Shares.

(h) The Participant understands that the Company will review this Agreement and is hereby given authority by the Participant to call Participant"s bank or place of employment or otherwise review the financial standing of the Participant; and it is further agreed that the Company, at its sole discretion, reserves the unrestricted right, without further documentation or agreement on the part of the Participant, to reject or limit any subscription, to accept subscriptions for fractional Offered Shares and to close the Offering to the Participant at any time and that the Company will issue stop transfer instructions to its transfer agent with respect to such Offered Shares.

(i) Participant understands that the Offered Shares are illiquid, and until registered with the Securities Exchange Commission, or an exemption from registration becomes available, cannot be readily sold as there will not be a public market for them, and that Participant may not be able to sell or dispose of the Offered Shares, or to utilize the Offered Shares as collateral for a loan.
Participant must not purchase the Offered Shares unless Participant has liquid assets sufficient to assure Participant that such purchase will cause it no undue financial difficulties, and that Participant can still provide for current and possible personal contingencies, and that the commitment herein for the Offered Shares, combined with other investments of Participant, is reasonable in relation to its net worth.

(j) Participant understands that the right to transfer the Offered Shares will be restricted unless the transfer is not in violation of the Securities Act, the California Securities Law, and any other applicable state securities laws (including investment suitability standards), that the Company will not consent to a transfer of the Offered Shares unless the transferee represents that such transferee meets the financial suitability standards required of an initial participant; and that the Company has the right, in its absolute discretion, to refuse to consent to such transfer,

(k) Participant has been advised to consult with its own attorney or attorneys regarding all legal matters concerning an investment in the Company and the tax consequences of purchasing the Offered Shares, and have done so, to the extent Participant considers necessary,

(1) Participant acknowledges that the tax consequences of investing in the Company will depend on particular circumstances, and neither the Company, the Company"s Officers, any other investors, nor the partners, shareholders, members, managers, agents, officers, directors, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to Participant of an investment in the Company. Participant will look solely to and rely upon its own advisers with respect to the tax consequences of this investment.
(m) Participant acknowledges that some of the information in the Memorandum constitutes "material non-public information" within the meaning of Rule I Ob-5 of the Exchange Act. Participant acknowledges and agrees that Participant is prohibited from any buying or selling of the Company"s securities on the basis of this material non-public information until after the information either becomes publicly available by the Company (such as in a Report on Form 8-K or in the Company"s 10-QSB) or ceases to be material, and in no event for at least thirty (30) days from the date hereof. Participant acknowledges that it is aware of the restrictions of applicable securities laws, including Regulation Fl) and Sections 9 and 10 of the Exchange Act and Rule lOb 5 under the Exchange Act, relating to the trading in securities of an issuer, including while in possession of material non public information regarding that issuer.

TWL Common Stock Subscription Agreement
Participant's Initials Exhibit A-5 TWL Corporation

(n) All information which Participant has provided to the Company concerning Participant, including but not limited to, its financial position and its knowledge of financial and business matters, is truthful, accurate, correct, and complete as of the date set forth herein,
(o) Bach certificate or instrument representing securities issuable pursuant to this Agreement will be endorsed with the following legend:

THE SECURITIES EVIDENCED BY THIS. CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER
SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE
HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR
HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS
DELIVERY REQUIREMENTS OF SUCH ACT.

(p) The Participant hereby represents that the address of the Participant ftirnished by Participant on the signature page hereof is the Participant"s principal residence if Participant is an individual or its principal business address if it is a corporation or other entity.

(q) The Participant represents that the Participant has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Offered Shares. This Agreement constitutes the legal, valid and binding obligation of the Participant, enforceable against the Participant in accordance with its terms,

(r) If the Participant is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

(s) The Participant acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD"s Rules of Fair Practice, receipt of which must be acknowledged by such firm in Annex A below.

(t) The Participant acknowledges that at such time, if ever, as the Offered Shares are registered with the Securities Exchange Commission, sales of the Offered Shares will be subject to state securities laws.

(u) The Participant agrees not to issue any public statement with respect to the Participant"s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company"s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

3. Representations and Warranties by the Company. The Company represents and warrants that:
(a) Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified

Common Stock Subscription Agreement
Participant's Initials Exhibit A-6 TWL Corporation

as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition of the Company.

(b) Outstanding Stock The authorized, issued and outstanding capital stock of the Company prior to the commencement of the Offering is as set forth in the Public Reports (as defined in the Memorandum) and all issued and outstanding shares of the Company are validly issued, fully paid and nonassessable. Except as set forth in the Public Information, there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company. Except as set forth in the Public Information and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Company"s Articles of Incorporation (the "Articles of Incorporation"), By-laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

(c) Authority: Enforceability. This Subscription and the Rights Agreement delivered together with this Subscription or in connection herewith have been duly authorized, executed, and delivered by the Company and are valid and binding agreements, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors" rights generally and to general principles of equity; and the Company has full corporate power and authority necessary to enter into this Subscription and the Rights Agreement and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto.

(d) Consents, No consent, approval, authorization, or order of any court, governmental agency or body or athitrator having jurisdiction over the Company, the National Association of Securities Dealers, Inc., the Over the Counter Bulletin Board (the "OTC Bulletin Board"), nor the Company's stockholders is required for execution of this Subscription, and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Offered Shares, and the performance of the Company"s obligations hereunder and under all such other agreements.

(e) Non-Disclosure. The Company agrees not to disclose the name, addresses or any other information about the Participant, except as required by law; provided, that the Company may use the name of the Participant for any offering or in any registration statement filed by the Company, if any, in which the Offered Shares purchased by Participant are included.

4. Agreement to Indemnify Company. Participant hereby agrees to indemnify and hold harmless the Company, its principals, the Company"s officers, directors attorneys, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns, from any and all liabilities, damages, costs and expenses (including actual attorneys" fees) which they may incur: 0) by reason of Participant"s failure to fulfill any of the terms and conditions of this Subscription; (ii) by reason of Participant's breach of any of representations, warranties or agreements contained in this Subscription, the Certificate of Accredited Investor Status, the Rights Agreement or any other document attached to the Memorandum or furnished to any of the foregoing in connection with the purchase of the Offered Shares; (iii) with respect to any and all claims made by or involving any person, other than Participant personally, claiming any interest, right, title, power, or authority in respect to the Offered Shares; or (iv) any sale or distribution of the Offered Shares by the Participant in violation of the Securities Act or any applicable state securities or "blue sky" laws. Participant further agrees and acknowledges that these

Common Stock Subscription Agreement
Participant's Initials Exhibit A-7 TWL Corporation

indemnifications shall survive any sale or transfer, or attempted sale or transfer, of any portion of the Offered Shares.

5. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

(i) if to the Company, to:
TWL Corporation
4101 International Parkway
Carroilton, Texas 75007
Attn: Dennis J. Cagan
Telephone: (972) 309-4210
Facsimile. (972) 309-5105

With a copy to (which shall not constitute notice):
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attn; Darrin M. Ocasio, Esq.

(ii) if to the Participant, to the Participant's address, indicated on the signature page of this Agreement.

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

6. Subscription Binding on Heirs, etc. This Subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the Participant. If the undersigned is more than one person, the obligations of the undersigned shall bejoint and several and the representations and warranties shall be deemed to be made by and be binding on each such person and his or her heirs, executors, administrators, successors, and assigns.

7. Execution Authorized. If this Subscription is executed on behalf of a corporation, partnership, trust or other entity, the undersigned has been duly authorized and empowered to legally represent such entity and to execute this Subscription and all other instruments in connection with the Offered Shares and the signature of the person is binding upon such entity.

8. Adoption of Terms and Provisions. The Participant hereby adopts, accepts and agrees to be bound by all the terms and provisions hereof.

9. Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its tents or by a writing signed by the party to be charged.

10. Governing Law. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERflED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD

Common Stock Subscription Agreement
Participant's Initials Exhibit A-8 TWL Corporation

TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE COURTS STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

11. In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

12. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

13. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

14. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

15. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

16. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

17. Investor Information: (This mustbe consistent with the form of ownership selected below and the information provided in the Certificate of Accredited Investor Status (Annex A hereto).

Name lease print):

If entity named above, By:
Its:___________________________________________
Social Security or Taxpayer I.D, Number:

Business Address (including zip code):
Business Phone:
Residence Address (including zip code):
Residence Phone: _____________
All communications to be sent to:
_______ Business or _______ Residence Address

Common Stock Subscription Agreement
Participant's initials Exhibit A-10 TWL Corporation

Please indicate below the form in which you will hold title to your interest in the Offered Shares. PLEASE CONSIDER CAREFULLY. ONCE YOUR SUBSCRIPTION IS ACCEPTED, A CHANGE IN THE FORM OF TITLE CONSTITUTES A TRANSFER OF THE INTEREST IN THE OFFERED SHARES AND MAY THEREFORE BE RESTRICTED BY THE TERMS OF THIS SUBSCRIPTION, AND MAY RESULT IN ADDITIONAL COSTS TO YOU. Participants should seek the advice of their attorneys in deciding in which of the forms they should take ownership of the interest in the Offered Shares, because different forms of ownership can have varying gift tax, estate tax, income tax, and other consequences, depending on the state of the investor"s domicile and his or her particular personal circumstances.

_______ INDIVIDUAL OWNERSHIP (one signature required)
_____JOINT TENANTS WITH RIGHT OF SURVIVORSHIP AND NOT AS TENANTS IN COMMON (both or all parties must sign)
_______ COMMUNITY PROPERTY (one signature required if interest held in one name, i.e., managing spouse; two signatures required if interest held in both names)
______ TENANTS IN COMMON (both or all parties must sign)
______ GENERAL PARTNERSHIP (fill out all documents in the name of the PARTNERSHIP, by a PARTNER authorized to sign)
______ LIMITED PARTNERSHIP (fill out all documents in the name of the LIMITED PARTNERSHIP, by a GENERAL PARTNER authorized to sign)
______ LIMITED LIABILITY COMPANY (fill out all documents in the name of the LIMITED LIABILITY COMPANY, by a member authorized to sign)
_______ CORPORATION (fill out all documents in the name of the CORPORATION, by the President or other officer authorized to sign) _______ TRUST (fill out all documents in the name of the TRUST, by the Trustee, and include a copy of the instrument creating the trust and any other documents necessary to show the investment by the Trustee is authorized, The date of the trust must appear on the Notarial where indicated.)

Common Stock Subscription Agreement
Participant's Initials Exhibit A-11 TWL Corporation

Subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence his/her subscription for participation in the Offered Shares of the Company, this 3 day of Oct, at ________________________

PARTICIPANT
Lara S. Coviello
By:
Its: Analyst

The Company has accepted this subscription this _____ day of
__________________________

"COMPANY"
TWL CORPORATION,
a Utah corporation
By:
Dennis J. Cagan
President and CEO
Address for notice:
TWL Corporation
4101 International Parkway
Carroliton, Texas 75007
Attn: Dennis J. Cagan

Common Stock Subscription Agreement
Participant"s Initials Exhibit A-12 TWL Corporation

CERTIFICATE OF SIGNATORY
(To be completed if Offered Shares are being subscribed for by an entity)

I, Lara S. Coviello, am the Analyst of Linden Growth Partners Master Fund, LP (the "Entity")

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Offered Shares, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this 3 day of Oct, 2007

Lara S. Coviello

Common Stock Subscription Agreement
Participant's Initials Exhibit A-13 TWL Corporation